Exhibit 10.22

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into as of the 25th day of November, 2024, by and between PROKIDNEY ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Assignor”), and PROKIDNEY ACQUISITION COMPANY II, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

WHEREAS, Assignor, as “Buyer”, and BREIT SE INDUSTRIAL PROPCO NC LP, a Delaware limited partnership, as “Seller”, entered into that certain Agreement for Purchase and Sale of Real Property effective as of November 20, 2024 (the “Purchase Agreement”) with respect to certain real property commonly known as 3929 Westpoint Blvd., Winston Salem, North Carolina, and 2598 Empire Drive, Winston Salem, North Carolina, as more particularly described in the Purchase Agreement.

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s rights, title and interest in the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, Assignor and Assignee do hereby agree as follows:

1. Assignment. Assignor does hereby assign, transfer, bargain, sell, grant, convey, deliver and set over absolutely unto Assignee, all of Assignor’s right, title, interest, powers, remedies, benefits, options and privileges in, to and under the Purchase Agreement.

2.
Assumption. Assignee hereby assumes (i) all of Assignor’s right, title, interest, powers, remedies, benefits, options and privileges in, to and under the Purchase Agreement, and (ii) all duties and obligations of Assignor arising out of or pertaining to the Purchase Agreement.
3.
Indemnity. Assignee hereby agrees to indemnify, defend and hold harmless Assignor and each of its affiliates, members, managers, officers, agents and employees from and against any and all losses, costs, expenses (including reasonable attorneys’ fees and costs) that Assignor or any of its affiliates, members, managers, officer, agents or employees may sustain as a result of a breach or default by “Purchaser” under the Purchase Agreement or any other liability thereunder.
4.
Authority. Each of Assignor and Assignee represents and warrants to the other that the individual executing this Assignment on behalf of such party is duly authorized to execute and deliver this Assignment on behalf of such party.
5.
Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns and legal representatives.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>v.<<VER>>523651353v.1

6.
Captions. The section headings appearing in this Assignment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section hereof.
7.
Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to any principle or rule of law that would require the application of the law of any other jurisdiction.
8.
Counterparts; Electronic Copies. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Assignment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[Remainder of page intentionally left blank.]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>v.<<VER>>523651353v.1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: PROKIDNEY ACQUISITION COMPANY, LLC a Delaware limited liability company By:__/s/ Bruce Culleton_____________________ Name: Bruce Culleton, M.D. Title: Chief Executive Officer
ASSIGNEE: PROKIDNEY ACQUISITION COMPANY II, LLC a Delaware limited liability company By: _/s/ Bruce Culleton_______________________ Name: Bruce Culleton, M.D. Title: Chief Executive Officer

[Signature Page – Assignment and Assumption of Purchase and Sale Agreement]

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>v.<<VER>>523651353v.1